Exhibit 4.2

EXECUTION VERSION

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Fourth Amended and Restated Investor Rights Agreement dated as of June 6, 2014 (the “Agreement”) by and among AquaVenture Holdings LLC, a Delaware limited liability company (the “Company”), and the persons listed on Schedule I to this Agreement (the “Investors”).

WHEREAS, certain of the Investors (the “Existing Investors”) hold 10,000,000 (the “Class A-1 Preferred Shares”) of the Company’s Class A-1 Participating Convertible Preferred Shares (the “Class A-1 Preferred”), 10,500,000 (the “Class A-2 Preferred Shares”) of the Company’s Class A-2 Participating Convertible Preferred Shares (the “Class A-2 Preferred”), 7,700,000 (the “Class A-3 Preferred Shares”) of the Company’s Class A-3 Participating Convertible Preferred Shares (the “Class A-3 Preferred”) and 12,500,000 (the “Class A-4 Preferred Shares” together with the Class A-1 Preferred Shares, the Class A-2 Preferred Shares and the Class A-3 Preferred Shares the “Preferred Shares”) of the Company’s Class A-4 Participating Convertible Preferred Shares (the “Class A-4 Preferred” and together with the Class A-1 Preferred, the Class A-2 Preferred and the Class A-3 Preferred, the “Class A Preferred”) and possess certain rights pursuant to the Third Amended and Restated Investor Rights Agreement dated as of June 22, 2010 between the Company and the Existing Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors are holders of (i) at least a majority of the outstanding Preferred Shares (as defined in the Prior Agreement) and (ii) at least a majority of the outstanding Restricted Stock (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, certain of the Company intends to issue 2,829,598 shares (the “Class B Shares”) of the Company’s Class B Shares (the “Class B”) and 29,036,947 shares (the “Class Q Shares”) of the Company’s Class Q Shares (the “Class Q”) to Quench USA Holdings LLC, a Delaware limited liability company (“Quench”), pursuant to the Contribution Agreement by and between the Company and Quench, dated as of June 6, 2014.

WHEREAS, the Investors are parties to the Share Purchase Agreement dated as of the date hereof between the Company and certain of the Investors (the “Purchase Agreement”), pursuant to which the Company is issuing up to 5,254,967 of the Company’s Class B Shares to such Investors and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Common Definitions.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, and the rules of construction and documentary convention set forth in the Purchase Agreement shall apply to this Agreement.

1.2.                            Additional Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the common stock of any corporation that is a successor to the Company and is issuable to the Investors upon contribution, exchange or surrender of the Preferred Shares, Class B Shares, Class Q Shares or the Warrant Shares, or, if the Company is converted into a corporation, the common stock issued in respect of the Preferred Shares, Class B Shares, Class Q Shares or the Ordinary Shares held by the Investors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Initial Public Offering” shall mean the initial underwritten public offering of Common Stock pursuant to an effective Registration Statement.

“Registration Expenses” shall mean all expenses incurred in complying with Sections 2.3, 2.4 or 2.5, including all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees and disbursements) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses.

“Registration Statement” shall mean a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Restricted Stock” shall mean (i) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion, exchange or exercise of, or with respect to, any other securities of the Company acquired by the Investors, and (ii) any other shares of Common Stock issued in respect of such shares (due to stock splits, stock dividends, reclassifications, recapitalizations or similar events or otherwise); provided, however, that Restricted Stock shall exclude Common Stock (a) which has been registered under the Securities Act pursuant to an effective Registration Statement filed thereunder and disposed of in

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accordance with the Registration Statement covering them; or (b) which have been publicly sold pursuant to Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Restricted Stock.

“Subsidiaries” shall mean entities listed on Schedule I attached hereto, and any other corporation, partnership, limited liability company or other Person of which more than 50% of the outstanding capital stock is at the time directly or indirectly owned by the Company, or by one or more of its other Subsidiaries, or by the Company and one or more of its Subsidiaries.

“Warrant Shares” shall mean shares of the Company’s Ordinary Shares issued upon the exercise of warrants of the Company by the Investors before the date hereof.

ARTICLE II

TRANSFERS OF SHARES AND REGISTRATION RIGHTS

2.1                               Restrictive Legend.  Each certificate representing shares of Restricted Stock shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

2.2                               Notice of Proposed Transfer.  Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Sections 2.3, 2.4 or 2.5), the holder thereof shall give written notice to the Company of its intention to effect such transfer.  Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by a written opinion of counsel satisfactory to the Company (it being agreed that Goodwin Procter LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled under the securities laws to transfer

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such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership), one or more members of the transferor (in the case of a transferor that is a limited liability company) or to an affiliated corporation (in the case of a transferor that is a corporation); and further provided, however, that any such transfer shall comply with any other applicable contractual obligations, including those set forth in the LLC Agreement.  Each certificate representing shares of Restricted Stock transferred as above provided shall bear the legend set forth in Section 2.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the written opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.  The restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legend prescribed by Section 2.1 in accordance with the provisions of Section 2.1.

2.3                               Required Registration.  (a) At any time after the earlier of (x) six months after the closing of the Company’s Initial Public Offering or (y) the fourth anniversary of the date of this Agreement, the Investors who in the aggregate hold at least 50% of the total shares of Restricted Stock then outstanding may by written notice to the Company request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000.  For purposes of this Section 2.3 and Sections 2.4 and 2.5, the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Shares held by such holder at such time; and provided, however, that, in any underwritten public offering contemplated by this Section 2.3 or Sections 2.4 and 2.5, the holders of Preferred Shares shall be entitled to sell such shares of Preferred Shares to the underwriters (with the underwriters’ approval) for conversion and sale of the shares of Common Stock issued upon conversion thereof.

(b)                                 Following receipt of a notice under Section 2.3(a), the Company shall promptly notify the Investors from whom notice has not been received.  The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in any notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other Investors within 30 days after the giving of such notice by the Company).  If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering shall designate the managing underwriter of such offering, subject to the approval of the Company, which shall not be unreasonably withheld or delayed.  The Company’s obligation to register, pursuant to this Section 2.3, Restricted Stock on a Registration Statement shall be deemed satisfied only when a Registration Statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if

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such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c)                                  In any Registration Statement requested pursuant to this Section 2.3, the Company shall be entitled to include, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account.  If such method of disposition shall be an underwritten public offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Stock to be sold, then the Company shall reduce the number of shares of Common Stock to be sold by the Company for its own account to that number which, in the opinion of the managing underwriter, would not adversely affect the marketing of the Restricted Stock requested to be sold.  Except for Registration Statements on Form S-4 or Form S-8, or any successor thereto, or as provided in Section 2.3(b), the Company shall not file with the Commission any other Registration Statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.3 until the completion of the period of distribution contemplated thereby.

2.4                               Incidental Registration.  If the Company at any time (other than pursuant to Section 2.3 or Section 2.5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public or in connection with a Rule 145 transaction), each such time it will give written notice to all Investors of its intention so to do.  Upon the written request of any Investor, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered.  In the event that any registration pursuant to this Section 2.4 shall be, in whole or in part, an underwritten public offering of Common Stock, and the managing underwriter determines in good faith that the inclusion of all shares requested to be registered would adversely affect the offering, the number of shares that may be included in the underwriting shall be allocated first, to the Company; second, to the Investors requesting to register shares in such underwritten public offering on a pro rata basis based on the total number of shares of Restricted Stock held by the Investors requesting to register shares in such underwritten public offering; and third, to any other stockholder of the Company on a pro-rata basis; provided, however, that in no event may less than one-third of the total number of shares of Common Stock to be included in such underwriting, other than the Company’s Initial Public Offering, be made available for shares of Restricted Stock.  Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement referred to in this Section 2.4 without thereby incurring any liability to the holders of Restricted Stock.

2.5                               Registration on Form S-3.  If at any time (i) one or more Investors who holds Restricted Stock request that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock

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held by such requesting holder or holders, the reasonable anticipated aggregate price to the public which would exceed $2,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice.  Whenever the Company is required by this Section 2.5 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2.3 (including but not limited to the requirement that the Company notify all Investors from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.5; and provided further, however, that in any Registration Statement requested pursuant to this Section 2.5, the Company shall be entitled to include for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, if such method of disposition shall be an underwritten public offering, in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

2.6                               Limitations.  The Company shall not be required to effect any registration within 120 days after the effective date of any other Registration Statement covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Section 2.4 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.  If at the time of any request to register Restricted Stock by Investors pursuant to Section 2.3 or 2.5, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s managing members, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.7                               Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.3, 2.4 or 2.5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a)                                 prepare and file with the Commission a Registration Statement (which, in the case of an underwritten public offering pursuant to Section 2.3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a)

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above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period;

(c)                                  furnish to each seller of Restricted Stock and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

(d)                                 use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                                  use its best efforts to list the Restricted Stock covered by such Registration Statement with any securities exchange or over-the-counter market on which the Common Stock of the Company is then listed or quoted, as the case may be;

(f)                                   promptly provide a transfer agent and registrar for all such Restricted Stock not later than the effective date of such Registration Statement;

(g)                                  immediately notify each seller of Restricted Stock and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (it being understood that the sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such Registration Statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing);

(h)                                 if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:  (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such Registration Statement has become effective under the Securities Act and substantially to the effect that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been

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instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), (C) nothing has come to the attention of such counsel during the course of their representation of the Company that leads them to believe that the Registration Statement, the related prospectus or any amendment or supplement thereof (except as to the financial statements (including the notes thereto) and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need not express any opinion or belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus as of its date or the date on which the shares being offered are sold to the underwriters, or any later date on which the underwriters purchase shares subject to an over allotment option, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment as to any financial statements (including the notes thereto) and schedules and other financial or statistical data contained in the Registration Statement, the related prospectus or any amendment or supplement thereof), and (D) to such other effects as are customary and reasonably may be requested by counsel to the underwriters or by such seller or its counsel (it being understood that if a change in the laws of the United States has occurred, such opinion shall be in a form then customary for an underwritten public offering); and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

(i)                                     make available for inspection by each seller of Restricted Stock upon reasonable notice, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, managing members and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

For purposes of Sections 2.7(a) and 2.7(b) and of Section 2.3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

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In connection with each registration hereunder, the sellers of Restricted Stock will (a) furnish to the Company in writing such information with respect to themselves, the Restricted Stock held by them and the proposed distribution by them as reasonably requested by the Company and its counsel in connection with such registration, (b) if participating in an underwritten offering, agree to sell Restricted Stock on the basis provided in any underwriting arrangements, and (c) complete and execute all questionnaires, powers of attorney, indemnities (for representations made by the sellers and otherwise in accordance with Section 2.9 hereof), underwriting agreements and other documents as may be required under the terms of such underwriting arrangements

In connection with each registration pursuant to Sections 2.3, 2.4 or 2.5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature and as are consistent with the terms of this Agreement.

2.8                               Expenses.  The Company will pay all Registration Expenses in connection with each Registration Statement under Sections 2.3, 2.4 or 2.5; provided, however, that if an offering pursuant to any registration commenced pursuant to Sections 2.3 or 2.5 is abandoned and the Registration Statement withdrawn prior to being declared effective at the request of the selling stockholders (other than by reason, in whole or in part, of a material adverse change in, or adverse information pertaining to, the Company’s business, affairs, assets, results of operations, financial position, cash flows or prospects that was not known to the selling stockholders prior to the commencement of such registration, in which event the Company shall bear all Registration Expenses), such selling stockholders shall either bear, in proportion to the number of shares proposed to be sold by each, all Registration Expenses incurred and paid by the Company in conjunction with such registration or shall be deemed to have exercised their rights under the applicable Section.  All Selling Expenses in connection with each Registration Statement under Sections 2.3, 2.4 or 2.5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

2.9                               Indemnification and Contribution.  (a)  In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each of its managing members, partners and officers, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or “blue sky” laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state

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therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld or delayed, nor shall the Company be liable in any such case if and to the extent that any such losses, claims, damages or liabilities arise solely out of or are based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller in writing specifically for use in such Registration Statement or prospectus.

(b)                                 In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to this Agreement, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Restricted Stock was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of such seller, such consent not to be unreasonably withheld or delayed; further provided, however, that such seller shall be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement or prospectus; and provided further, however, that the liability of each seller hereunder shall not in any event exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such Registration Statement.

(c)                                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof,

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but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.9 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received by such holder from the sale of all such Restricted Stock offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.10                        Changes in Common, Class A Preferred, Class B or Class Q.  If, and as often as, there is any change in the Common Stock, the Company’s Ordinary Common Shares (the “Ordinary Shares”), the Class A Preferred, the Class B or the Class Q by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation,

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reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock, the Ordinary Shares, the Class A Preferred, the Class B or the Class Q as so changed.

2.11                        Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company shall:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)                                 use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

2.12                        Suspension of Registration Obligation.  Notwithstanding the provisions of Section 2.3, the Company’s obligation to file a Registration Statement, or to cause such Registration Statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the managing members of the Company, should not be disclosed.

2.13                        No Third Party Registration Rights.  The Company represents and warrants that, there currently are no holders of its securities entitled to registration rights.  The Company shall not, without the prior written consent of at least a majority of the then-outstanding Restricted Stock, grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

ARTICLE III

COVENANTS OF THE COMPANY

3.1                               Financial Statements, Reports, Etc.  The Company shall prepare its financial information in accordance with generally accepted accounting principles.  The Company shall

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furnish to each Investor for so long as the Investor is a holder of at least 1,000,000 Preferred Shares, Class B Shares, Class Q Shares or any combination thereof:

(a)                                 within 150 days after the end of each fiscal year of the Company an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the managing members of the Company;

(b)                                 within 45 days after the end of each quarter in each fiscal year, financial information of the type specified by the Managers of the Company (or the comparable governing body of a successor entity of the Company) from time to time, which may include a consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles (other than the lack of notes thereto), such consolidated balance sheet to be as of the end of such quarter, and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter;

(c)                                  promptly following receipt by the Company, but in any event within 10 days of receipt thereof, each audit response letter, accountant’s management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

(d)                                 promptly after the commencement thereof, but in any event within 10 days of receipt of notice thereof, notice of all actions, suits, significant claims, proceedings, investigations and inquiries;

(e)                                  promptly upon sending, making available or filing the same, all press releases, reports, financial statements, or other correspondence or information that the Company sends or makes available to its stockholders or managing members, committee members or files with the Commission; and

(f)                                   promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of the Company and its subsidiaries as such Investor reasonably may request.

3.2                               Corporate Existence.  The Company shall maintain and cause each of its subsidiaries, if any, to maintain their respective corporate existence, rights and franchises in full force and effect.

3.3                               Properties, Business, Insurance.  The Company shall keep and cause each of its Subsidiaries to keep its properties and those of its Subsidiaries in good repair, working order and condition.  The Company shall maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with insurance companies reasonably believed by the

13

Company to be financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.  The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy.  If requested by Investors holding at least a majority of the outstanding Preferred Shares, the Company will add up to two designees of such Investors as a notice party for such policy and shall request that the issuer of such policy provide such designee with 10 days’ notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

3.4                               Inspection, Consultation and Advice.  The Company shall permit and cause each of its Subsidiaries to permit each Investor and its representatives, at such Investor’s expense, as the case may be, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor, as the case may be, and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

3.5                               Restrictive Agreements Prohibited.  Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company’s performance of any of the Transaction Documents or the LLC Agreement.

3.6                               Expenses of Managers.  The Company shall promptly reimburse in full, each Manager (as defined in the LLC Agreement) of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Managers of the Company or any committee thereof.

3.7                               Employee and Consultant Agreements.  The Company shall obtain, and shall cause its subsidiaries, if any, to use their best efforts to obtain, an Employee Non-Competition, Non-Disclosure, Non-Solicitation and Developments Agreement substantially in the form of Exhibit A from each of the officers of the Company, each key employee and each other employee now employed upon the earlier of (i) their initial employment by the Company or any of its subsidiaries, if any, or (ii) the granting of options to such employees to purchase Reserved Employee Shares.  The Company shall obtain, and shall cause its subsidiaries, if any, to use their best efforts to obtain, a Consultant Non-Competition, Non-Disclosure, Non-Solicitation and Developments Agreement in a form of Exhibit B from all consultants to the Company, upon their retention by the Company or any of its subsidiaries, if any.

3.8                               Activities of Subsidiaries.  Unless approved by the holders of a majority of the outstanding Preferred Shares, the Company will not organize or acquire any entity that is a subsidiary unless such subsidiary is wholly owned (directly or indirectly) by the Company.  Unless approved by the holders of a majority of the outstanding Preferred Shares, the Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any

14

shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary.  Unless approved by the holders of a majority of the outstanding Preferred Shares, the Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

3.9                               Keeping of Records and Books of Account.  The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves required under generally accepted accounting principles consistently applied for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.10                        U.S. Real Property Interest.  The Company shall provide prompt written notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(i)(ii)) on which the Company or a subsidiary, if any, becomes a United States real property holding corporation.  In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a U.S. real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to any Investor shall be delivered to such Investor within 10 days of such Investor’s written request therefor.  The Company’s obligation to furnish a written statement pursuant to this Section 3.10 shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market.

ARTICLE IV

MISCELLANEOUS

4.1.                            Termination.  The right of a holder of Restricted Stock to request registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate with respect to such holder of Restricted Stock when, after the completion of the Initial Public Offering, such holder (together with all of such holder’s affiliates) owns less than one percent (1%) of the outstanding Common Stock.

(b)                                 Covenants.  Each of the covenants set forth in Article III of this Agreement shall terminate and be of no further force or effect as to an Investor only when such Investor no longer owns any Preferred Shares originally purchased by such Investor; provided, however, that the covenants set forth in Article III shall terminate and be of no further force or effect as to all of the Investors upon the completion of the Initial Public Offering.

4.2                               Entire Agreement.  This Agreement and the Purchase Agreement together with all exhibits and schedules to the various agreements, constitute the entire agreement among the

15

parties hereto pertaining to the subject matter hereof and, subject to the terms and conditions herein, supersede all prior and contemporaneous agreements and understandings, whether oral or written, of any of the parties hereto with respect thereto.

4.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.  Upon such execution such party will deliver an original signature to the other party concurrently by Federal Express or similar generally recognized overnight carrier.

4.4                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law rules thereof.

4.5                               Severability.  If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein.  If such a modification is not possible, the Parties shall negotiate in good faith a modification of such provision that reflects as closely as possible the economic purpose of the invalid, illegal or unenforceable provision.  If no agreement with respect to such modification is reached, the invalid, illegal or unenforceable provision will be severed from this Agreement.  In any case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby for so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party.

4.6                               Several Liability. The obligations of the Purchasers under this Agreement are several.  No Purchaser shall have any liability for any breach of this Agreement by any other Purchaser.

4.7                               Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each of the parties hereto shall be entitled to specific performance of the agreements and obligations hereunder of the Company and the other parties hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

4.8                               Notices.  All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, by express overnight courier service, or by electronic facsimile transmission (with a confirming copy sent by mail, first class, postage prepaid mail), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in Schedule I of the Purchase Agreement or at such other address as may hereafter be designated in writing to the Company by the addressee.  All notices shall be considered to be delivered five (5) days after dispatch in the event of first class or registered mail, and on the next succeeding business day in the event of facsimile transmission (with confirmation of receipt) or overnight courier service.

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4.9                               Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.  No provision of this Agreement may be amended, modified or waived except by an instrument in writing executed by the Company and the holders of at least a majority of the then-outstanding Preferred Shares; provided, however, that the provisions of Article II may not be amended, modified or waived except by an instrument in writing executed by the Company and holders of a majority of the then outstanding shares of Restricted Stock; and provided further, however, that any party may waive its rights under any provision of this Agreement by delivering to the Company an instrument in writing executed by such party.  No waiver hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.  Each Investor hereby waives any and all rights that such Investor may have related to any breach by the Company of the Prior Agreement.

4.10                        Assignment; Binding Effect.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any shares of Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that as a condition to the effectiveness of such transfer, the transferee shall agree in writing to be bound by the provisions of this Agreement.

4.11                        Aggregation of Stock.  All shares of Restricted Stock held or acquired by affiliates of an Investor (which, with respect to T. Rowe Price Small-Cap Value Fund, Inc.,  T. Rowe Price U.S. Small-Cap Value Equity Trust and T. Rowe Price U.S. Equities Trust  (collectively, “TRP”) only, shall include registered investment companies and accounts under common management of a registered investment adviser to which TRP has transferred such shares of Restricted Stock in accordance with the terms of this Agreement) shall be aggregated together for the purposes of determining the availability of any rights under the Agreement for such Investor.

4.12                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares or Ordinary Shares after the date hereof, any purchaser of such Preferred Shares or Ordinary Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

COMPANY

AQUAVENTURE HOLDINGS LLC

/s/ John F. Curtis
By: John Curtis
Title: President and CEO

Signature Page to Fourth Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

T. ROW PRICE ASSOCIATES, INC.,
As Investment Adviser to and on behalf of:
T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

/s/ J. David Wagner
Name: J. David Wagner
Title: Vice President

T. ROWE PRICE ASSOCIATES, INC.,
As Investment Adviser to and on behalf of:
T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

/s/ J. David Wagner
Name: J. David Wagner
Title: Vice President

T. ROWE PRICE ASSOCIATES, INC.,
As Investment Adviser to and on behalf of:
T. ROWE PRICE U.S. EQUITIES TRUST

/s/ J. David Wagner
Name: J. David Wagner
Title: Vice President

Signature Page to Fourth Amended and Restated Investor Rights Agreement

INVESTORS

DFJ ELEMENT, L.P.		DFJ ELEMENT INTRAFUND, L.P.
By:	DFJ Element Partners, LLC	By:	DFJ Element Partners, LLC
Its:	General Partner	Its:	General Partner
By:	Element Venture Partners, LLC	By:	Element Venture Partners, LLC
Its:	Managing Member	Its:	Managing Member

By:	/s/ Michael J. Bevan	By:	/s/ Michael J. Bevan
	Name: Michael Bevan		Name: Michael Bevan
	Title: Managing Member		Title: Managing Member

JABE, LLC

		By:	/s/ Timothy C. Draper
		Name:	Timothy C. Draper
		Title:	Managing Member

ELEMENT PARTNERS II, L.P.		ELEMENT PARTNERS II INTRAFUND, L.P.

By:	Element Partners II G.P., L.P.	By:	Element Partners II G.P., L.P.
Its:	General Partner	Its:	General Partner

By:	Element II G.P., LLC	By:	Element II G.P., LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Michael J. Bevan	By:	/s/ Michael J. Bevan
Name:	Michael Bevan	Name:	Michael Bevan
Title:	Managing Member	Title:	Managing Member

Signature Page to Fourth Amended and Restated Investor Rights Agreement

/s/ DRB
Douglas R. Brown

DRB PURE WATER SOLUTIONS IV LLC

By:	/s/ DRB
Name: Douglas R. Brown
Title: Manager

DRB PURE WATER SOLUTIONS III LLC

By:	/s/ DRB
Name: Douglas R. Brown
Title: Manager

Signature Page to Fourth Amended and Restated Investor Rights Agreement

/s/ John F. Curtis
John Curtis

Signature Page to Fourth Amended and Restated Investor Rights Agreement

/s/ Lyman B. Dickerson
Lyman Dickerson

Signature Page to Fourth Amended and Restated Investor Rights Agreement

/s/ Frances S. Brown
Frances S. Brown

Signature Page to Fourth Amended and Restated Investor Rights Agreement

GUAYACÁN PRIVATE EQUITY FUND LIMITED PARTNERSHIP II

By: Advent-Morro Equity Partners GP II, LLC, its General Partner

By:	/s/ Cyril Meduna
Name: Cyril L. Meduña
Title: Manager

GUAYACÁN PRIVATE EQUITY FUND LIMITED PARTNERSHIP II-A BLOCKER LLC

By:	/s/ Cyril Meduna
Name: Cyril L. Meduña
Title: President

VENTURE CAPITAL FUND, INC.

By:	/s/ Cyril Meduna
Name: Cyril L. Meduña
Title: President

/s/ Cyril Meduna
Cyril L. Meduña

/s/ David A. Ashe
David A. Ashe

Signature Page to Fourth Amended and Restated Investor Rights Agreement

/s/ Hugh Evans
Hugh Evans

Signature Page to Fourth Amended and Restated Investor Rights Agreement

Quench USA Holdings LLC

By:	/s/ Anthony Ibarguen
Name: Anthony Ibarguen
Title: Chief Executive Officer

Signature Page to Fourth Amended and Restated Investor Rights Agreement

Schedule I

SCHEDULE OF INVESTORS

Name and
Address of Investor

DFJ Element, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road
Radnor, PA 19087

DFJ Element Intrafund, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road
Radnor, PA 19087

JABE, LLC
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road
Radnor, PA 19087

Element Partners II, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road
Radnor, PA 19087

Element Partners II Intrafund, L.P.
Three Radnor Corp. Ctr., Suite 410
100 Matsonford Road
Radnor, PA 19087

Douglas R. Brown
196 Beacon Street, Suite 3
Boston, Massachusetts 02116

DRB Pure Water Solutions LLC
196 Beacon Street, Suite 3
Boston, Massachusetts 02116

Frances S. Brown
2 Commonwealth Avenue
Boston, Massachusetts 02116

Name and
Address of Investor

Virgin Green Fund I, L.P.
Walkers House
87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

With a copy to:

VGF Advisers (US) LLC
27 South Park Street, Suite 200
San Francisco, CA 94107

Guayacán Private Equity Fund Limited Partnership II
c/o Cyril L. Meduña
President
Advent-Morro Equity Partners
206 Calle Tetuan - Suite 903
San Juan, Puerto Rico 00902
Tel: 787-725-5285
Fax: 787-721-1735

Guayacán Private Equity Fund Limited Partnership II-A Blocker LLC
c/o Cyril L. Meduña
President
Advent-Morro Equity Partners
206 Calle Tetuan - Suite 903
San Juan, Puerto Rico 00902
Tel: 787-725-5285
Fax: 787-721-1735

Brooke Private Equity Advisors Fund I-A, L.P.
c/o Christopher Austen
Brooke Private Equity Advisors
84 State Street, Suite 320
Boston, MA 02109Telephone: 617.227.3160
Fax: 617.227.4128

Brooke Private Equity Advisors Fund I (D), L.P.
c/o Christopher Austen
Brooke Private Equity Advisors
84 State Street, Suite 320
Boston, MA 02109Telephone: 617.227.3160
Fax: 617.227.4128

Name and
Address of Investor

John F. Curtis
6 Tower Drive
Dover, MA 02030

Mario Mondo
14122 Waterville Circle
Tampa, FL 33626

Allan Pott
12674 Silverdale Street
Tampa, Fl 33626

Jeffrey R. Lentz
7 Granli Drive
Andover, MA 01810

Brian P. Hernon
81 Holly Berry Lane
Hanover, MA 02339

L. Bryan Brister
3923 Yellow Finch Lane
Lutz, FL 33558

Waukesha State Bank as Trustee of the Lloyd J. Dickinson IRA
Attn: WMS - Theresa Guthrie
Waukesha State Bank
P.O. Box 648
Milwaukee, WI 53187-0648

With a copy to:

Lloyd J. Dickinson
2601 N. Wahl Ave.
Milwaukee, WI 53211

David S. Hellerman
7453 West Shore Drive
Edina, MN 55435

Name and
Address of Investor

Frederick Hung
6200 Frydenhoj Estate,
Suite 4
St. Thomas, VI 00802

With a copy to:

Waukesha State Bank as Trustee of the Kwok Hing Frederick Hung Rollover IRA, the Kwok Hing Frederick Hung Roth IRA and Katherine Hintz Roth IRA
Attn: WMS - Theresa Guthrie
Waukesha State Bank
P.O. Box 648
Milwaukee, WI 53187-0648

Lee M. Jacobsohn
4248 Dupont Avenue South
Minneapolis, MN 55409

Neil Prior
Atlantic Tele-Network Inc.
9719 Estate Thomas
St. Thomas, VI 00802

Michael J. Thornton
5116 Irving Avenue South
Minneapolis, MN 55419

Shawn Meyer-Steele
2270 SW 27th Way
Miami, FL 33133

Edward A. Fuller
c/o Central Park Properties
112 Peabody Road
Birmingham, MI 48009
Attention: Edward A. Fuller

Don S. Morrow
4509 Knight Road, Suite B-1
Macon, GA. 31220

Michael J. Thornton
5116 Irving Avenue South
Minneapolis, MN 55419

Name and
Address of Investor

Robert A. Bergstrom Sr. Trust
5001 East Main Street, #967
Mesa, AZ 85205

Thomas J. O’Brien
9584 26th Bay St.
Norfolk, VA 23518

Quench USA Holdings LLC
780 5th Avenue, Suite 200
King of Prussia, PA 19046

T. Rowe Price Small-Cap Fund, Inc.
c/o T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price U.S. Equities Trust
c/o T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price U.S. Small-Cap Value Equity Trust
c/o T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202

Hugh Evans
333 Three D Systems Circle
Rock Hill, SC 29730

Exhibit A

FORM OF EMPLOYEE NON-COMPETITION,

NON-DISCLOSURE, NON-SOLICITATION

AND DEVELOPMENTS AGREEMENT

AQUAVENTURE HOLDINGS LLC

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

In consideration and as a condition of my employment or continued employment by AquaVenture Holdings LLC (the “Company”), I (“employee”) agree:

(a)   to disclose and assign to the Company (or as the Company may direct) as its exclusive property, all inventions, discoveries, innovations, improvements, trade secrets and technical or business information which I may solely or jointly develop, conceive, reduce to practice or author during the period of my employment (1) that relate to the business or the present or demonstrated or reasonably foreseeable future research or development of the Company or its parent, subsidiaries or affiliates, or (2) that result from or are suggested by any work that I may do for the Company or its parent, subsidiaries or affiliates or (3) that are otherwise made through the use of Company, or its parent, subsidiaries or affiliates, time, equipment, supplies, facilities, material or secret* or confidential* information or data.  To the extent that any court of competent jurisdiction finds that any provision of this paragraph is unenforceable because it requires the assignment of any invention in contravention of the law or public policy of that jurisdiction, this paragraph shall be interpreted to impose only the maximum permissible assignment obligation;

(b)   that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Sec.101) and I further agree, to the extent any such work is determined not to be a “work made for hire,” that I will disclose and assign to the Company (or as the Company may direct) as its exclusive property any such original work of authorship;

(c)   to execute, upon the request of the Company, all necessary papers and otherwise provide proper assistance (at the Company’s expense), during and subsequent to my employment, to enable the Company to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information in any and all countries;

(d)   to make and maintain for the Company adequate and current written records of all such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information;

(e)   at the Company’s request, or upon any termination of my employment to deliver to the Company promptly all items that belong to the Company or its parent, subsidiaries or affiliates or that by their nature are for the use of Company employees only, including, without limitation, all written and other materials that are of a secret* or confidential* nature relating to the business of the Company or its affiliates;

(f)   not to use, publish or otherwise disclose (except as my Company duties may require), either during or subsequent to my employment, any secret* or confidential* information or data of the Company or its parent, subsidiaries or affiliates or any information or data of others that the Company or its parent, subsidiaries or affiliates are obligated to maintain in confidence;

(g)   not to disclose or use in my work with the Company any secret* or confidential* information of others (including any prior employers), or any inventions or innovations of my own that are not included within the scope of this agreement;

(h)   that the Company may, at any time and without further consent, access and monitor my usage of Company information and resources, including but not limited to: computers, computer software, electronic mail, on-line services, voice mail, facsimile machines, telephones and photocopiers;

(i)    that my employment with the Company is “at will” and that both the Company and I have the right to terminate my employment at any time, with or without advance notice and with or without cause;

(j)    that during my employment and for a period of twelve (12) months following the termination of my employment for any reason (the “Restricted Period”), I will not, without first notifying the Company and obtaining its prior written consent, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in Mexico or the geographic region commonly known as the Caribbean that (i) develops, manufactures or markets products which are related to desalination and water purification, or (ii) develops, manufactures or markets any products, or performs any services, that are otherwise competitive with or similar to the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment.  Upon such notice to the Company, if I am: (a) currently receiving severance payments from the Company during the Restricted Period in accordance with the terms of my employment agreement, then the Company shall be entitled to withhold its consent, provided that, the Company continues to provide severance payments to me in accordance with the terms of my employment agreement for the remainder of the Restricted Period, or (b) not receiving severance payments from the Company during the Restricted Period, then the Company shall have the option of either: (x) withholding its consent and paying me my base salary in effect at the time of my termination from the date of such notice for the remainder of the Restricted Period in accordance with the Company’s normal payroll practices, or (y) consenting.  Upon receipt of any notice delivered pursuant to this Section (j), the Company shall have thirty (30) days to provide a written response to such notice.  In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (A) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (B) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason.  I acknowledge and agree that if I violate any of the provisions of this Section (j), the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

This agreement supersedes and replaces any existing agreement between the Company and me relating generally to the same subject matter.  This agreement may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company. Discharge of my undertakings in this agreement shall be an obligation of my executors, administrators, or other legal representatives or assigns.   In the event that any court of competent jurisdiction concludes that any provision (or portion of any provision) of this agreement is unenforceable because it conflicts with the law or public policy of that jurisdiction, the parties agree that the court should first narrow or otherwise interpret the provision to the extent necessary to conform it to the law or public policy of that jurisdiction.  In the event that the court concludes that it is unable to narrow or otherwise interpret the provision so that it is neither invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

I represent that, except as stated below, I have no agreements with or obligations to others in conflict with the foregoing.

*These terms are used in the ordinary sense and do not refer to the official security classifications of the United States Government.  The Company generally considers “secret” or “confidential” any information or data that is not generally known - regardless of whether such information or data is in oral, written, machine readable or other form.  When in doubt, you should assume that information or data is secret or confidential unless or until determined otherwise.  Without limitation, examples of information or data that may be of a secret or confidential nature are: drawings, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, business plans and information systems.  For further information, you should consult your Company’s assigned legal counsel.

[Signature Page Follows]

TYPE OR PRINT IN INK

Full Name		Component

Social Security No.		Location

(Signed)
Witness (The employee’s immediate manager or other appropriate representative of the Company)		(Employee’s signature — to include employee’s first name in full)

Employee’s Position	Date

Countersigned - Authorized Company Representative (Required only when this agreement supersedes prior agreement)

The following are the only agreements to which I am a party that may be in conflict with the obligations undertaken above:

Signature Page to Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

Exhibit B

FORM OF CONSULTANT NONDISCLOSURE,

NON-SOLICITATION AND DEVELOPMENTS AGREEMENT

AQUAVENTURE HOLDINGS LLC

Independent Contractor Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

In consideration and as a condition of my engagement as an independent contractor by AquaVenture Holdings LLC (the “Company”), I (“consultant”) agree:

(a)   to disclose and assign to the Company (or as the Company may direct) as its exclusive property, all inventions, discoveries, innovations, improvements, trade secrets and technical or business information which I may solely or jointly develop, conceive, reduce to practice or author during the period of my engagement (1) that relate to the business or the present or demonstrated or reasonably foreseeable future research or development of the Company or its parent, subsidiaries or affiliates, or (2) that result from or are suggested by any work that I may do for the Company or its parent, subsidiaries or affiliates or (3) that are otherwise made through the use of Company, or its parent, subsidiaries or affiliates, time, equipment, supplies, facilities, material or secret* or confidential* information or data.  To the extent that any court of competent jurisdiction finds that any provision of this paragraph is unenforceable because it requires the assignment of any invention in contravention of the law or public policy of that jurisdiction, this paragraph shall be interpreted to impose only the maximum permissible assignment obligation;

(b)   that all original works of authorship that are made by me (solely or jointly with others) within the scope of my engagement and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Sec.101) and I further agree, to the extent any such work is determined not to be a “work made for hire,” that I will disclose and assign to the Company (or as the Company may direct) as its exclusive property any such original work of authorship;

(c)    to execute, upon the request of the Company, all necessary papers and otherwise provide proper assistance (at the Company’s expense), during and subsequent to my engagement, to enable the Company to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information in any and all countries;

(d)   to make and maintain for the Company adequate and current written records of all such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and technical or business information;

(e)   at the Company’s request, or upon any termination of my engagement to deliver to the Company promptly all items that belong to the Company or its parent, subsidiaries or affiliates or that by their nature are for the use of Company personnel (including independent contractors) only, including, without limitation, all written and other materials that are of a secret* or confidential* nature relating to the business of the Company or its affiliates;

(f)    not to use, publish or otherwise disclose (except as my Company duties may require), either during or subsequent to my engagement, any secret* or confidential* information or data of the Company or its parent, subsidiaries or affiliates or any information or data of others that the Company or its parent, subsidiaries or affiliates are obligated to maintain in confidence;

(g)   not to disclose or use in my work with the Company any secret* or confidential* information of others (including any prior employers), or any inventions or innovations of my own that are not included within the scope of this agreement;

(h)   that the Company may, at any time and without further consent, access and monitor my usage of Company information and resources, including but not limited to: computers, computer software, electronic mail, on-line services, voice mail, facsimile machines, telephones and photocopiers;

(i)    that during my engagement and for a period of thrity-six (36) months following the termination of my engagement for any reason (the “Restricted Period”), I will not, without first notifying the Company and obtaining its prior written consent, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in Mexico or the geographic region commonly known as the Caribbean that (i)  develops, manufactures or markets products which are related to desalination and water purification, or (ii) develops, manufactures or markets any products, or performs any services, that are otherwise competitive with or similar to the products or services of the Company, or products or services that the Company has under development or that are the subject of active planning at any time during my employment.  In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (A) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (B) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason.   I acknowledge and agree that if I violate any of the provisions of this Section (i), the running of the Restricted Period will be extended by the time during which I engage in such violation(s).

This agreement supersedes and replaces any existing agreement between the Company and me relating generally to the same subject matter.  This agreement may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company. Discharge of my undertakings in this agreement shall be an obligation of my executors, administrators, or other legal representatives or assigns.   In the event that any court of competent jurisdiction concludes that any provision (or portion of any provision) of this agreement is unenforceable because it conflicts with the law or public policy of that jurisdiction, the parties agree that the court should first narrow or otherwise interpret the provision to the extent necessary to conform it to the law or public policy of that jurisdiction.  In the event that the court concludes that it is unable to narrow or otherwise interpret the provision so that it is neither invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

I represent that, except as stated below, I have no agreements with or obligations to others in conflict with the foregoing.

*These terms are used in the ordinary sense and do not refer to the official security classifications of the United States Government.  The Company generally considers “secret” or “confidential” any information or data that is not generally known - regardless of whether such information or data is in oral, written, machine readable or other form.  When in doubt, you should assume that information or data is secret or confidential unless or until determined otherwise.  Without limitation, examples of information or data that may be of a secret or confidential nature are: drawings, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, business plans and information systems.  For further information, you should consult your Company’s assigned legal counsel.

[Signature Page Follows]

TYPE OR PRINT IN INK

Full Name		Component

Social Security No.		Location

(Signed)
Witness (The contractor’s immediate manager or other contractor’s first appropriate representative of the Company)		(Contractor’s signature - to include name in full)

Contractor’s Position	Date

Countersigned - Authorized Company Representative (Required only when this agreement supersedes prior agreement)

The following are the only agreements to which I am a party that may be in conflict with the obligations undertaken above:

Signature Page to Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement